Exhibit 99.1
NEWS RELEASE

NCI Building Systems Reports Strong
Third Fiscal Quarter 2016 Results

HOUSTON, August 30, 2016 – NCI Building Systems, Inc. (NYSE: NCS) (“NCI” or the “Company”) today reported financial results for its third fiscal quarter ended July 31, 2016.
Third Quarter 2016 Financial and Operational Highlights:

•	Sales rose 9.9% to $462.4 million, compared to $420.8 million in last year’s third quarter, on an 11.6% improvement in underlying tonnage volumes

•	Gross profit increased 27.1% to $128.0 million year-over-year and gross margin expanded 380 basis points to 27.7%

•	Net income increased 229.0% to $23.6 million from $7.2 million in last year’s third quarter

•	Net income per diluted common share was $0.32, and Adjusted Net Income was $0.33 per diluted common share

•	Adjusted EBITDA increased 51.4% to $57.8 million and Adjusted EBITDA margin of 12.5% expanded 340 basis points compared to the prior year’s third quarter

•	Total consolidated backlog increased to $557.5 million, up 10.1% year-over-year
Norman C. Chambers, Chairman and Chief Executive Officer, commented, “We are pleased to deliver another quarter of strong performance with year-over-year growth in our revenues, gross margins and Adjusted EBITDA. The positive results were driven by our solid platform of manufacturing and supply chain initiatives, combined with ongoing strong commercial focus and discipline. While we have seen modest growth in nonresidential construction, NCI’s third quarter performance significantly outpaced our markets. NCI’s underlying tonnages volumes were up 11.6% year-over-year, and each of our three business segments delivered both top line growth and bottom line margin expansion.”
Third Quarter 2016 Results
Third quarter 2016 sales increased to $462.4 million, or 9.9%, from $420.8 million in last year’s third quarter, due mainly to increased volumes across all three segments. Similar to the prior three quarters, the pass-through of lower year-over-year steel costs detracted from revenue growth, while underlying volumes and margins showed continued year-over-year improvement.
Gross profit increased 27.1% to $128.0 million from $100.7 million in the third quarter of 2015, and gross profit margin expanded 380 basis points to 27.7%, compared to 23.9% in the prior year period. Improved margin performance during the quarter was driven largely by increased operating leverage from higher volumes complemented by a continued focus on commercial discipline, supply chain effectiveness and manufacturing efficiency.
Engineering, selling, general and administrative (ESG&A) expenses increased 7.9% to $80.4 million from $74.5 million in the third quarter of 2015 due largely to higher incentive compensation charges on improved operating results and higher selling costs resulting from increased volume. As a percentage of revenues, ESG&A expenses decreased to 17.4% in the 2016 third quarter compared to 17.7% in the prior year’s period.
Operating income increased to $43.5 million, compared to $19.4 million in the prior year’s third quarter. Excluding the special items noted below, Adjusted Operating Income, a non-GAAP measure, increased 79.2% to $45.1 million in the current quarter from $25.2 million in the third quarter of 2015 due to the expansion in revenues and gross profit margins.
Third quarter 2016 net income increased 229.0% to $23.6 million, or $0.32 per diluted common share, compared to $7.2 million, or $0.10 per diluted share in the prior year third quarter. Net income included $1.0 million of special charges comprised of $0.1 million of acquisition related costs pertaining to completed acquisitions, $0.7 million of cost related to the July 2016 Secondary Offering (as defined below) and Stock Repurchase (as defined below), $0.8 million of restructuring and severance costs, offset by the related tax effect of $0.6 million for these items. The third quarter of 2015 included $3.6 million of similar special charges, net of tax. Excluding these special items, Adjusted Net Income for the third quarter increased 127.7% to $0.33 per diluted common share compared to $0.15 in the prior year third quarter.
Adjusted EBITDA, a non-GAAP measure, defined in accordance with the Company’s term loan credit agreement as earnings before interest, taxes, depreciation and amortization, and other cash and non-cash items, was $57.8 million, up 51.4% from $38.2 million in the prior year’s third quarter. Adjusted EBITDA margins expanded 340 basis points to 12.5% from 9.1% in 2015. Fiscal year-to-date, Adjusted EBITDA has increased 53.6%, over the same period in the prior year. Please see the reconciliation of Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income in the accompanying financial tables.
Cash and cash equivalents at quarter’s end was $50.7 million compared to $48.3 million at the comparable period end in fiscal 2015 and compared sequentially to $77.9 million at the end of the second quarter of fiscal 2016. The Company paid down an additional $10 million on its term loan in the third quarter of fiscal 2016, and expects to make total debt repayments of $40 million during the current fiscal year. Also, concurrent with the registered underwritten public offering (the “Secondary Offering”) by funds affiliated with Clayton, Dubilier & Rice LLC (the “CD&R Funds”), NCI entered into a separate agreement to repurchase $45 million of its common stock from the CD&R Funds in a private transaction (the “Share Repurchase”), at the offering price less the underwriting discount. The Company’s net debt leverage ratio at the end of the third fiscal quarter improved to 2.2x from net leverage of 3.4x in the prior year period end. In addition, the Company’s $150.0 million asset based lending facility remained undrawn as of July 31, 2016.
Third Quarter 2016 Segment Performance
Third party sales in the Buildings segment increased slightly to $175.5 million in the third quarter from $172.2 million in the prior year quarter, primarily due to increased volumes offset by the pass-through of lower steel cost. Operating income increased 36.2% to $19.6 million in the current quarter, compared to $14.4 million in the third quarter of fiscal 2015. Adjusted Operating Income increased 35.3% to $19.6 million in the current quarter, compared to $14.5 million in the third quarter of fiscal 2015. The improved margins in the Buildings segment were driven by strong commercial discipline, operating leverage and effective supply chain management.
The Components segment generated $256.2 million in third-party sales during the quarter, an increase of 15.4% from $222.0 million in the third quarter of fiscal 2015, with strength in both the traditional metal component product lines and the insulated metal panel products. Operating income increased 120.2% to $37.5 million in the current quarter, compared to $17.0 million in the third quarter of fiscal 2015. Adjusted Operating Income increased to $37.8 million from $21.6 million in the same quarter last fiscal year. The Components segment’s profitability benefited from a combination of strong commercial discipline and effective supply chain management, as well as an improving product mix in insulated metal panels.
Third party sales in the Coatings segment were $30.7 million, a 15.3% increase from $26.6 million in last year’s third quarter. Operating income increased 59.1% to $8.7 million in the current quarter, compared to $5.5 million in the third quarter of fiscal 2015. Adjusted Operating Income increased 59.1% to $8.7 million in the third quarter of fiscal 2016, compared to $5.5 million reported in the same period last year. The Coatings segment’s operating income improvement was driven primarily by increased operating leverage on higher total volumes processed.
Market Commentary
Current market data from internal bookings reflects several end-market segments showing year-over-year positive growth including agricultural, commercial warehouse, retail, government, religious buildings, and transportation. Geographic markets demonstrating year-over-year growth include East, South Central, Mountain, New England, and Pacific areas of the United States.
The combination of leading indicators that the Company continues to track includes residential starts (a 13-month lag); the American Institute of Architects Billings Index for mixed practices (a 13-month lag) and the Conference Board’s Leading Economic Index (a 9-month lag). The indicators, as a group, have historically had a very strong correlation with Dodge (low-rise) nonresidential new construction starts. Based on these leading indicators, the Company continues to expect positive growth of 4.0% - 6.0% in low-rise nonresidential new construction starts during fiscal year 2016.
Outlook
For the full year, NCI continues to expect 2016 to be a better year than 2015 in terms of revenues, gross margin and Adjusted EBITDA. Due to the rapidly rising material costs, management believes that some customers, particularly in the Components segment, may have accelerated project deliveries into the third quarter to avoid expected price increases. This dynamic has already been included in management’s previously announced outlook for the fiscal year and it does not change the Company’s expectations for the fiscal fourth quarter and full-year results. However, it is expected to produce a somewhat muted sequential increase from the fiscal third quarter to fiscal fourth quarter results, as compared to the Company’s historical seasonal pattern.
The Company has provided detailed financial guidance in the quarterly supplemental presentation at www.ncibuildingsystems.com under the “Investors” section and continues to expect that the fiscal 2016 fourth quarter results to be broadly in-line with this year’s fiscal third quarter.

Conference Call Information
The NCI Building Systems, Inc. third quarter 2016 conference call is scheduled for Wednesday, August 31, 2016, at 9:00 a.m. ET (8:00 a.m. CT). Please dial 1-412-902-0003 or 1-877-407-0672 (toll-free) to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company’s website at www.ncibuildingsystems.com. In conjunction with the earnings release, a quarterly supplemental operational and financial presentation will be posted on the NCI website in the Quarterly Earnings & Transcripts section of the Investor Relations page. To access the taped replay, please dial 1-201-612-7415 or 1-877-660-6853 (toll-free) and the passcode 13640101# when prompted. The taped replay will be available two hours after the call through September 14, 2016.
About NCI Building Systems
NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States, Canada, Mexico and China with additional sales and distribution offices throughout the United States and Canada. For more information visit www.ncibuildingsystems.com.

Contact:
K. Darcey Matthews
Vice President, Investor Relations
281-897-7785

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Such forward-looking statements include, but are not limited to, the Company’s expectation a 4.0% - 6.0% year-over-year increase in low-rise nonresidential new construction starts, the Company’s expectation of year-over-year improvement in revenue, gross profit margin and Adjusted EBITDA, the Company’s expectation to make total debt repayments of $40 million in fiscal 2016 and the expectation that the fiscal 2016 fourth quarter results to be broadly in-line with this year’s fiscal third quarter. Among the factors that could cause actual results to differ materially include, but are not limited to, industry cyclicality and seasonality and adverse weather conditions; challenging economic conditions affecting the nonresidential construction industry; volatility in the U.S. economy and abroad, generally, and in the credit markets; substantial indebtedness and our ability to incur substantially more indebtedness; our ability to generate significant cash flow required to service or refinance our existing debt, including the 8.25% senior notes due 2023, and obtain future financing; our ability to comply with the financial tests and covenants in our existing and future debt obligations; operational limitations or restrictions in connection with our debt; increases in interest rates; recognition of asset impairment charges; commodity price increases and/or limited availability of raw materials, including steel; our ability to make strategic acquisitions accretive to earnings; retention and replacement of key personnel; enforcement and obsolescence of intellectual property rights; fluctuations in customer demand; costs related to environmental clean-ups and liabilities; competitive activity and pricing pressure; increases in energy prices; volatility of the Company’s stock price; dilutive effect on the Company’s common stockholders of potential future sales of the Company’s common stock held by our sponsor; substantial governance and other rights held by our sponsor; breaches of our information system security measures and damage to our major information management systems; hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance; changes in laws or regulations, including the Dodd-Frank Act; our ability to integrate the acquisition of CENTRIA with our business and to realize the anticipated benefits of such acquisition; the timing and amount of our stock repurchases; and costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters. See also the “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 1, 2015, which identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	July 31, 2016	August 2, 2015	July 31, 2016	August 2, 2015
Sales	$462,353	$420,789	$1,204,614	$1,103,862
Cost of sales	334,454	319,102	899,277	852,789
Fair value adjustment of acquired inventory	—	1,000	—	2,358
Gain on sale of assets and asset recovery	(52)	—	(1,704)	—
Gross profit	127,951	100,687	307,041	248,715
	27.7%	23.9%	25.5%	22.5%

Engineering, selling, general and administrative expenses	80,414	74,520	224,912	210,424
Intangible asset amortization	2,405	5,338	7,226	11,206
Strategic development and acquisition related costs	819	701	2,080	3,058
Restructuring and impairment charges	778	750	3,437	3,695
Income from operations	43,535	19,378	69,386	20,332
Gain from bargain purchase	—	—	1,864	—
Interest income	62	14	136	53
Interest expense	(7,747)	(8,149)	(23,460)	(20,448)
Foreign exchange loss	(922)	(610)	(1,088)	(2,021)
Other income, net	414	107	476	439
Income (loss) before income taxes	35,342	10,740	47,314	(1,645)
Provision (benefit) from income taxes	11,627	3,520	15,288	(1,057)
	32.9%	32.8%	32.3%	64.3%

Net income (loss)	$23,715	$7,220	$32,026	$(588)
Net income allocated to participating securities	(165)	(60)	(265)	—
Net income (loss) applicable to common shares	$23,550	$7,160	$31,761	$(588)

Income (loss) per common share:
Basic	$0.32	$0.10	$0.44	$(0.01)
Diluted	$0.32	$0.10	$0.43	$(0.01)

Weighted average number of common shares outstanding:
Basic	73,104	73,341	72,932	73,170
Diluted	73,552	74,336	73,460	73,170

Increase in sales	9.9%	16.4%	9.1%	12.9%

Engineering, selling, general and administrative expenses percentage	17.4%	17.7%	18.7%	19.1%

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 31, 2016	November 1, 2015
	(Unaudited)
ASSETS
Cash and cash equivalents	$50,710	$99,662
Restricted cash	726	682
Accounts receivable, net	175,387	166,800
Inventories, net	183,340	157,828
Deferred income taxes	31,404	27,390
Prepaid expenses and other	38,346	31,834
Investments in debt and equity securities, at market	5,885	5,890
Assets held for sale	4,256	6,261
Total current assets	490,054	496,347
Property, plant and equipment, net	244,347	257,892
Goodwill	158,106	158,026
Intangible assets, net	149,181	156,395
Other assets	10,131	11,069
Total assets	$1,051,819	$1,079,729
LIABILITIES AND STOCKHOLDERS’ EQUITY
Note payable	$919	$513
Accounts payable	146,417	145,917
Accrued compensation and benefits	65,919	62,200
Accrued interest	1,486	6,389
Accrued income taxes	5,374	9,296
Other accrued expenses	103,593	97,309
Total current liabilities	323,708	321,624
Long-term debt, net	414,147	444,147
Deferred income taxes	24,332	20,807
Other long-term liabilities	21,063	21,175
Total long-term liabilities	459,542	486,129
Common stock	715	745
Additional paid-in capital	600,538	640,767
Accumulated deficit	(321,707)	(353,733)
Accumulated other comprehensive loss	(8,330)	(8,280)
Treasury stock, at cost	(2,647)	(7,523)
Total stockholders’ equity	268,569	271,976
Total liabilities and stockholders’ equity	$1,051,819	$1,079,729

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Nine Months Ended
	July 31, 2016	August 2, 2015
Cash flows from operating activities:
Net income (loss)	$32,026	$(588)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	32,107	38,038
Deferred financing cost amortization	1,431	1,006
Share-based compensation expense	7,711	7,702
Gain from bargain purchase	(1,864)	—
Gain on sale of assets and asset recovery	(1,704)	(15)
Provision for (recovery of) doubtful accounts	1,515	(645)
Provision for deferred income taxes	1,573	5,625
Excess tax benefits from share-based compensation arrangements	(867)	(706)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(10,102)	13,254
Inventories	(25,309)	(1,910)
Income taxes receivable	—	(2,634)
Prepaid expenses and other	1,150	1,071
Accounts payable	499	493
Accrued expenses	2,550	(22,106)
Other, net	(117)	6
Net cash provided by operating activities	40,599	38,591
Cash flows from investing activities:
Acquisitions, net of cash acquired	(4,343)	(247,123)
Capital expenditures	(15,140)	(15,330)
Proceeds from sale of property, plant and equipment	5,479	28
Net cash used in investing activities	(14,004)	(262,425)
Cash flows from financing activities:
Deposit of restricted cash	(44)	—
Proceeds from stock options exercised	12,055	354
Issuance of debt	—	250,000
Payments on term loan	(30,000)	(31,240)
Payments on note payable	(974)	(1,103)
Payment of financing costs	—	(9,218)
Excess tax benefits from share-based compensation arrangements	867	706
Purchases of treasury stock	(57,401)	(3,273)
Net cash provided by (used in) financing activities	(75,497)	206,226
Effect of exchange rate changes on cash and cash equivalents	(50)	(766)
Net decrease in cash and cash equivalents	(48,952)	(18,374)
Cash and cash equivalents at beginning of period	99,662	66,651
Cash and cash equivalents at end of period	$50,710	$48,277

NCI Building Systems, Inc.
Business Segments
(In thousands)
(Unaudited)

	Fiscal Three Months Ended		Fiscal Three Months Ended		$	%
	July 31, 2016		August 2, 2015		Inc/(Dec)	Change
		% of Total Sales		% of Total Sales
Sales:
Engineered building systems	$181,029	34	$176,519	36	$4,510	2.6%
Metal components	287,307	53	251,191	51	36,116	14.4%
Metal coil coating	72,069	13	62,383	13	9,686	15.5%
Total sales	540,405	100	490,093	100	50,312	10.3%
Less: Intersegment sales	78,052	14	69,304	14	8,748	12.6%
Total net sales	$462,353	86	$420,789	86	$41,564	9.9%

		% of Sales		% of Sales
Operating income (loss):
Engineered building systems	$19,561	11	$14,363	8	$5,198	36.2%
Metal components	37,497	13	17,025	7	20,472	120.2%
Metal coil coating	8,748	12	5,497	9	3,251	59.1%
Corporate	(22,271)	—	(17,507)	—	(4,764)	-27.2%
Total operating income (% of sales)	$43,535	9	$19,378	5	$24,157	124.7%

	Fiscal Nine Months Ended		Fiscal Nine Months Ended		$	%
	July 31, 2016		August 2, 2015		Inc/(Dec)	Change
		% of Total Sales		% of Total Sales
Sales:
Engineered building systems	$468,028	33	$469,564	37	$(1,536)	-0.3%
Metal components	751,610	54	645,098	50	106,512	16.5%
Metal coil coating	178,452	13	167,991	13	10,461	6.2%
Total sales	1,398,090	100	1,282,653	100	115,437	9.0%
Less: Intersegment sales	193,476	14	178,791	14	14,685	8.2%
Total net sales	$1,204,614	86	$1,103,862	86	$100,752	9.1%

		% of Sales		% of Sales
Operating income (loss):
Engineered building systems	$39,216	8	$25,937	6	$13,279	51.2%
Metal components	71,436	10	32,302	5	39,134	121.2%
Metal coil coating	18,272	10	11,872	7	6,400	53.9%
Corporate	(59,538)	—	(49,779)	—	(9,759)	-19.6%
Total operating income (% of sales)	$69,386	6	$20,332	2	$49,054	241.3%

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FISCAL THREE MONTHS ENDED JULY 31, 2016 AND AUGUST 2, 2015
(In thousands)
(Unaudited)

	Fiscal Three Months Ended July 31, 2016
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Operating income (loss), GAAP basis	$19,561	$37,497	$8,748	$(22,271)	$43,535
Restructuring and impairment charges	106	261	—	411	778
Strategic development and acquisition related costs	—	9	—	810	819
Gain on sale of assets and asset recovery	(52)	—	—	—	(52)
Adjusted operating income (loss)(1)	$19,615	$37,767	$8,748	$(21,050)	$45,080

	Fiscal Three Months Ended August 2, 2015
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Operating income (loss), GAAP basis	$14,363	$17,025	$5,497	$(17,507)	$19,378
Restructuring and impairment charges	138	262	—	350	750
Strategic development and acquisition related costs	—	—	—	701	701
Fair value adjustment of acquired inventory	—	1,000	—	—	1,000
Short lived acquisition method fair value adjustments	—	3,334	—	—	3,334
Adjusted operating income (loss)(1)	$14,501	$21,621	$5,497	$(16,456)	$25,163

(1)
The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure, because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations.

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FISCAL NINE MONTHS ENDED JULY 31, 2016 AND AUGUST 2, 2015
(In thousands)
(Unaudited)

	Fiscal Nine Months Ended July 31, 2016
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Operating income (loss), GAAP basis	$39,216	$71,436	$18,272	$(59,538)	$69,386
Restructuring and impairment charges	755	1,155	39	1,488	3,437
Strategic development and acquisition related costs	—	403	—	1,677	2,080
Gain on sale of assets and asset recovery	(1,704)	—	—	—	(1,704)
Adjusted operating income (loss)(1)	$38,267	$72,994	$18,311	$(56,373)	$73,199

	Fiscal Nine Months Ended August 2, 2015
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Operating income (loss), GAAP basis	$25,937	$32,302	$11,872	$(49,779)	$20,332
Restructuring and impairment charges	1,797	1,500	254	144	3,695
Strategic development and acquisition related costs	—	—	—	3,058	3,058
Fair value adjustment of acquired inventory	—	2,358	—	—	2,358
Short lived acquisition method fair value adjustments	—	6,057	—	—	6,057
Adjusted operating income (loss)(1)	$27,734	$42,217	$12,126	$(46,577)	$35,500

(1)
The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure, because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND OTHER ITEMS (ADJUSTED EBITDA)
(In thousands)
(Unaudited)

	4th Qtr November 1, 2015	1st Qtr January 31, 2016	2nd Qtr May 1, 2016	3rd Qtr July 31, 2016	Trailing 12 Months July 31, 2016
Net income	$18,407	$5,892	$2,420	$23,715	$50,434
Add:
Depreciation and amortization	13,354	10,747	10,765	10,595	45,461
Consolidated interest expense, net	7,993	7,847	7,792	7,685	31,317
Provision for income taxes	10,029	2,453	1,209	11,627	25,318
Restructuring and impairment charges	7,611	1,510	1,149	778	11,048
Gain from bargain purchase	—	(1,864)	—	—	(1,864)
Strategic development and acquisition related costs	1,143	681	579	819	3,222
Gain on legal settlements	(3,765)	—	—	—	(3,765)
Fair value adjustment of acquired inventory	—	—	—	—	—
Share-based compensation	1,677	2,582	2,468	2,661	9,388
Gain on sale of assets and asset recovery	—	(725)	(927)	(52)	(1,704)
Adjusted EBITDA(1)	$56,449	$29,123	$25,455	$57,828	$168,855

	4th Qtr November 2, 2014	1st Qtr February 1, 2015	2nd Qtr May 3, 2015	3rd Qtr August 2, 2015	Trailing 12 Months August 2, 2015
Net income (loss)	$14,259	$(320)	$(7,488)	$7,220	$13,671
Add:
Depreciation and amortization	9,220	9,731	13,766	14,541	47,258
Consolidated interest expense, net	3,053	3,980	8,280	8,135	23,448
Provision (benefit) for income taxes	4,215	(490)	(4,087)	3,520	3,158
Restructuring and impairment charges	—	1,477	1,759	504	3,740
Strategic development and acquisition related costs	3,512	1,729	628	701	6,570
Fair value adjustments of acquired inventory	—	583	775	1,000	2,358
Share-based compensation	2,022	2,933	2,201	2,568	9,724
Adjusted EBITDA(1)	$36,281	$19,623	$15,834	$38,189	$109,927

(1)
The Company’s Credit Agreement defines Adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain special charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Loan facility, the Company entered into an Asset-Based Lending facility which has substantially the same definition of Adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing Adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) PER DILUTED COMMON SHARE AND NET INCOME (LOSS) COMPARISON
(Unaudited)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	July 31, 2016	August 2, 2015	July 31, 2016	August 2, 2015
Net income (loss) per diluted common share, GAAP basis	$0.32	$0.10	$0.43	$(0.01)
Restructuring and impairment charges	0.01	0.01	0.05	0.05
Strategic development and acquisition related costs	0.01	0.01	0.03	0.04
Gain on sale of assets and asset recovery	—	—	(0.02)	—
Gain from bargain purchase	—	—	0.03	—
Fair value adjustment of acquired inventory	—	0.01	—	0.03
Short lived acquisition method fair value adjustments	—	0.05	—	0.08
Tax effect of applicable non-GAAP adjustments(2)	(0.01)	(0.03)	(0.02)	(0.08)
Adjusted net income (loss) per diluted common share(1)	$0.33	$0.15	$0.50	$0.11

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	July 31, 2016	August 2, 2015	July 31, 2016	August 2, 2015
Net loss per diluted common share, GAAP basis	$23,550	$7,160	$31,761	$(588)
Restructuring and impairment charges	778	750	3,437	3,695
Strategic development and acquisition related costs	819	701	2,080	3,058
Gain on sale of assets and asset recovery	(52)	—	(1,704)	—
Gain from bargain purchase	—	—	1,864	—
Fair value adjustment of acquired inventory	—	1,000	—	2,358
Short lived acquisition method fair value adjustments	—	3,390	—	6,112
Tax effect of applicable non-GAAP adjustments(2)	(603)	(2,243)	(1,487)	(5,846)
Adjusted net income (loss) per diluted common share(1)	$24,492	$10,758	$35,951	$8,789

(1)
The Company discloses a tabular comparison of Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares should not be considered in isolation or as a substitute for net income (loss) per diluted common share and net income (loss) applicable to common shares as reported on the face of our consolidated statements of operations.

(2)	The Company calculated the tax effect of non-GAAP adjustments by applying the applicable statutory tax rate for the period to each applicable non-GAAP item.

NCI Building Systems, Inc.
Reconciliation of Segment Sales to Third Party Segment Sales
(In thousands)
(Unaudited)

	Fiscal 3rd Qtr 2016		Fiscal 3rd Qtr 2015		$ Inc/(Dec)	% Change
Engineered Building Systems
Total Sales	$181,029	34%	$176,519	36%	$4,510	2.6%
Less: Intersegment sales	5,558		4,296		1,262	29.4%
Third Party Sales	$175,471	38%	$172,223	41%	$3,248	1.9%
Operating Income	$19,561	11%	$14,363	8%	$5,198	36.2%
Metal Components
Total Sales	$287,307	53%	$251,191	51%	$36,116	14.4%
Less: Intersegment sales	31,112		29,233		1,879	6.4%
Third Party Sales	$256,195	55%	$221,958	53%	$34,237	15.4%
Operating Income	$37,497	15%	$17,025	8%	$20,472	120.2%
Metal Coil Coating
Total Sales	$72,069	13%	$62,383	13%	$9,686	15.5%
Less: Intersegment sales	41,382		35,775		5,607	15.7%
Third Party Sales	$30,687	7%	$26,608	6%	$4,079	15.3%
Operating Income	$8,748	29%	$5,497	21%	$3,251	59.1%
Consolidated
Total Sales	$540,405	100%	$490,093	100%	$50,312	10.3%
Less: Intersegment	78,052		69,304		8,748	12.6%
Third Party Sales	$462,353	100%	$420,789	100%	$41,564	9.9%
Operating Income	$43,535	9%	$19,378	5%	$24,157	124.7%

	Fiscal YTD 3rd Qtr 2016		Fiscal YTD 3rd Qtr 2015		$ Inc/(Dec)	% Change
Engineered Building Systems
Total Sales	$468,028	33%	$469,564	37%	$(1,536)	-0.3%
Less: Intersegment sales	12,152		14,185		(2,033)	-14.3%
Third Party Sales	$455,876	38%	$455,379	41%	$497	0.1%
Operating Income	$39,216	9%	$25,937	6%	$13,279	51.2%
Metal Components
Total Sales	$751,610	54%	$645,098	50%	$106,512	16.5%
Less: Intersegment sales	80,853		70,431		10,422	14.8%
Third Party Sales	$670,757	56%	$574,667	52%	$96,090	16.7%
Operating Income	$71,436	11%	$32,302	6%	$39,134	121.2%
Metal Coil Coating
Total Sales	$178,452	13%	$167,991	13%	$10,461	6.2%
Less: Intersegment sales	100,471		94,175		6,296	6.7%
Third Party Sales	$77,981	6%	$73,816	7%	$4,165	5.6%
Operating Income	$18,272	23%	$11,872	16%	$6,400	53.9%
Consolidated
Total Sales	$1,398,090	100%	$1,282,653	100%	$115,437	9.0%
Less: Intersegment	193,476		178,791		14,685	8.2%
Third Party Sales	$1,204,614	100%	$1,103,862	100%	$100,752	9.1%
Operating Income	$69,386	6%	$20,332	2%	$49,054	241.3%